Exhibit 5

                                  RICHARD R. COOK
      cookrr@cfl.rr.com           Attorney at Law         386 734 1116
                               2253 River Ridge Road
                                  DeLand, FL 32720

March 23, 2011

Credex Corporation
454 Treemont Drive
Orange City, FL 32763

Re: Prospectus on Form S-1

Ladies and Gentlemen:

I have acted as counsel to CREDEX CORPORATION (the "Company") in connection with the above-referenced Prospectus on Form S-1 (the "Prospectus") filed with the United States Securities and Exchange Commission (the "SEC") as of the date of this opinion under the Securities Act of 1933, as amended (the "Act"), relating to the proposed public offering of 5,899,250 shares (the "Stockholder Shares") with all of which shares may be sold by the selling stockholders as set forth in the preliminary prospectus which forms a part of the Prospectus (the "Prospectus").

In connection with rendering this opinion, I have examined the Company's Amended and Restated Articles of Incorporation as amended to date and the Bylaws; such records of the corporate proceedings of the Company as I have deemed material; the Prospectus relating to the Offering and the Prospectus; and such other certificates, receipts, records, and documents as I have considered necessary for the purposes of this opinion.

In my examination, I have assumed the authenticity of all documents submitted to me as originals, the conformity to the original documents of all documents submitted to me as copies, the genuineness of all signatures on documents reviewed by me and the legal capacity of natural persons.

Based upon the foregoing I am of the opinion that the shares are, and when sold will remain, legally issued, fully paid and non-assessable shares of common stock of the Company.

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I hereby consent to the reference to my name under the caption "Legal Matters"
or "Experts" in the Prospectus and amendments and to the use of this opinion as an exhibit to the Prospectus. In giving this consent, I do not hereby admit that I come within the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the SEC thereunder.


Sincerely,

/s/ Richard R. Cook
_______________________
Richard R. Cook
Florida Bar # 254134


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